UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2024

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On March 4, 2024, Blackbaud, Inc., a Delaware corporation (the “Company”) issued a press release announcing it intends to repurchase between 7% and 10% of its outstanding common stock under its existing $500 million stock repurchase program, which was authorized by the Company's Board of Directors in January 2024. The Company also announced that it has entered into an accelerated share repurchase agreement to repurchase $200 million of the Company's common stock as described under Item 8.01 of this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1.
On March 4, 2024, the Company made available a new investor presentation on the investor relations section of its website. A copy of the investor presentation is attached hereto as Exhibit 99.2.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On March 3, 2024, the Company entered into an Issuer Forward Repurchase Transaction with Bank of America, N.A. (“BofA”) to repurchase an aggregate of $200 million of shares of the Company’s common stock (the “ASR Transaction”). The Company is entering the ASR Transaction pursuant to its existing $500 million stock repurchase program as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2023, filed by the Company with the Securities and Exchange Commission on February 21, 2024 (the "2023 10-K").
Pursuant to the terms of the ASR Transaction, on March 5, 2024, the Company will pay $200 million to BofA for an initial delivery of 2.1 million shares of the Company's common stock. The final number of shares of common stock delivered to the Company under the ASR Transaction will be based on the volume-weighted average share price of the common stock during the term of the ASR Transaction, less a discount and subject to customary adjustments upon events affecting the common stock (e.g., dilutive or concentrative events, mergers and acquisitions, and market disruptions). The final settlement of the ASR Transaction is scheduled to occur by the fourth quarter of 2024, unless settled earlier at the election of BofA.
The Company expects to fund the repurchase payment on March 5, 2024 pursuant to a revolving credit loan under its existing senior secured credit facility (the "Credit Facility") on March 5, 2024 to fund the ASR Transaction. Following the borrowing on March 5, 2024, it is expected that the Company will have approximately $390 million outstanding under the revolving credit loan with approximately $109 million of available borrowing capacity under the Credit Facility. Summaries of the terms of the Credit Facility and related agreements are more fully described in the 2023 10-K.
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this report are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks related to the implementation and ultimate success of our stock repurchase program; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
99.1	Press release of Blackbaud, Inc. dated March 4, 2024.
99.2	Blackbaud, Inc. Investor Presentation dated March 4, 2024.
101.INS	Inline XBRL Instance Document - the Instance Document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	March 4, 2024	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)